Exhibit 99.1

TRANSTECH SERVICES PARTNERS INC.  SIGNS DEFINITIVE AGREEMENT TO
ACQUIRE GLOBAL HI-TECH INDUSTRIES LIMITED

NEW YORK, NY –  Friday, April 3, 2009 – TransTech Services Partners Inc. (OTCBB: TTSP.OB,TTSPW.OB and TTSPU.OB) (“TransTech”) a $41.4 million SPAC, today announced that it has executed definitive agreements to acquire Global Hi-Tech Industries Ltd. (“GHIL”).

Pursuant to the definitive agreements, Delta Enterprises Limited (“Delta”), a Mauritius-based entity, shall acquire 51.6% stake in GHIL from the majority shareholders of GHIL. Thereafter, Delta shall become a wholly-owned subsidiary of TransTech.

TransTech will initially acquire a 51.6% stake in GHIL for a cash consideration of $4.5 million. Thereafter, subject to certain terms and conditions TransTech shall acquire an additional 15.7% equity interest on or before March 2010 for an aggregate consideration of $3.3 million in cash, or issuance of 550,000 new shares of common stock of TransTech and the balance 32.7% equity interest in GHIL for a consideration of approximately 500,000 new shares of common stock of TransTech.

The promoters of GHIL shall also be entitled to earn up to additional 1.65 million shares in TransTech and $4.95 million in cash for reaching certain net income levels over a period of 4 years commencing FY March 2010. The promoters shall further be entitled to a maximum of 1.20 million shares of TransTech common stock upon the receipt by GHIL of a final mining license for GHIL to operate an iron-ore mine in the state of Madhya Pradesh, India.

Headquartered in Mumbai, India, GHIL is a rapidly growing integrated steel producer catering to the high growth infrastructure sector. The company’s growth is expected to be augmented with the infusion of working capital and growth capital. India is undergoing a significant expansion in a number of key infrastructure areas which include the rollout of mobile phone networks, rural electrification projects, the expansion and construction of airports, ports, and urban rail systems, and the construction of hotels, stadiums, and warehouses.

GHIL’s estimated revenue increased to $46.6 million in FY March 2009 as against $6.3 million in FY March 2006, a CAGR of 94.7% for the same period. For the first nine months ending December 2009, the company achieved revenue of $42.2 million and an EBITDA of $8.4 million. For the twelve months ending March 2009 and March 2010, the company is expected to achieve revenues of $46.6 million and $69.9 million and an EBITDA of $9.3 million and $13.9 million respectively.

The initial acquisition of the 51.6% stake in GHIL is approximately valued at 2.98 times trailing twelve months EV/EBITDA or a 55% discount to its currently trading public competitors, based on its FY March 2009 EBITDA of $9.3 million.

Suresh Rajpal, TransTech's Chairman, commented, “We are pleased to have negotiated an attractive entry multiple of approximately 2 times forward EV/EBITDA multiple, based on its FY March 2010 projections. This structure also aligns the interests of the founding promoters of GHIL to the growth of the company to be rewarded as earn out consideration over a period of time.”

He further commented, “We believe that GHIL, with its strong competitive positioning in the mid-market segment of the steel industry, with further access to capital and an expanded management, has the right credentials to be able to harness growth opportunities in the infrastructure segment, driven by government policies and incentives. I am confident that, GHIL will also benefit from significant improvements to its operational efficiency by integrating IT systems in the areas of plant logistics, energy control, raw material sourcing and iron-ore mining.”

Mr. Prakash Rajgarhia, Co-Founder of GHIL, noted, “We are delighted to join forces with TransTech which provides us with a unique opportunity to be the first indigenously producing steel company from India to be listed in the United States that can benefit from further access to capital, cross border opportunities for consolidation and technological enhancements to improve our competitive positioning. We have commenced steps to integrate our supply chain which includes securing a governmental indication of approval for our critical initial iron ore prospecting license. Upon final approval we will then open an iron ore mine that has expected reserves of 15 or more years. This represents both a significant asset and a captive source of raw materials for the long term.”

There remain a number of conditions to the Company’s completing the acquisition of GHIL, including approval by TransTech’s stockholders of the business combination and regulatory approvals for the acquisition. Subject to the provisions of the share purchase agreement, the closing of the acquisition shall take place no later than May 23, 2009, provided all of the closing conditions contained in the share purchase and related agreement either have been satisfied or waived.

Mitch Nussbaum, Esq. and his team at Loeb & Loeb LLP are acting as legal counsel to TransTech for this transaction.

ABOUT TRANSTECH SERVICES PARTNERS INCORPORATED

The Company was incorporated in Delaware on August 16, 2006 as a publicly-traded “blank check” vehicle, formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more small to mid-market U.S.- and/or European-based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services, Business Process Outsourcing and/or Knowledge Process Outsourcing, whose operations are particularly suitable for operational and productivity improvements.

ABOUT GLOBAL HI-TECH INDUSTRIES LIMITED

GHIL is an integrated steel producer with its headquarters in Mumbai. With its state-of-the-art manufacturing facility built on approximately 138 acres of land within the last five years, GHIL is a rapidly growing company in an important and expanding infrastructure segment.

GHIL manufactures three products: (1) structural steel, which is finished, high value-added 'long' steel used as beams, columns, and joists; (2) billets, which are intermediate stage products later made into structural steel; and (3) sponge iron, a high ferrous content material produced in either lump or pellet form, which is a raw material alternative to scrap steel. GHIL currently has installed annual capacity to produce 105,000 metric tonnes of sponge iron, 100,800 metric tonnes of billets, and 96,000 metric tonnes of rolled structural steel. The Company is well situated geographically on the west coast of India enabling easy sea and rail transport, has access to a large and skilled labor pool, and presently has limited local competition. The Company's website address is www.ironglobal.com.

Demand for structural steel in India has accelerated over the past several years, driven by the growth of the domestic construction industry and supported by both central and state government initiatives for infrastructure development, making this market relatively resistant to economic downturns. Nationwide initiatives have been undertaken by the central government for the expansion, modernization and upgrading of the transport infrastructure, the railroad system, and the electric power distribution system. In addition, the rise of India's 'middle class' has fueled the growth of new full-service townships, shopping malls, and the hospitality industry.

ADDITIONAL INFORMATION

TransTech intends to file with the SEC a preliminary proxy statement in connection with the proposed transaction and the special meeting of TransTech’s stockholders that will be held in connection therewith.  Stockholders of TransTech and other interested persons are advised to read, when available, TransTech’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the special meeting because this proxy statement will contain important information about the acquisition and the parties to the acquisition.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting at the special meeting.  TransTech stockholders may obtain copies of all documents filed with the Securities and Exchange Commission (“SEC”) regarding the transaction, free of charge, at the SEC’s website (www.sec.gov) or by directing a request to TransTech by mail at 445, Fifth Avenue, Suite 30H, New York, NY 10016, Attention: CFO.   Stockholders and other interested parties may also read TransTech’s latest Form 10-K for the fiscal year ended December 31, 2008, for a description of the security holdings of TransTech’s officers and directors.

TransTech and its directors and certain of its officers may be deemed to be participants in the solicitation of proxies from TransTech’s shareholders with respect to the acquisition.  Information about TransTech’s directors and executive officers and their ownership of TransTech capital stock and other securities is set forth in the Company’s prospectus, dated May 23, 2007, which was filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of TransTech and its directors and executive officers in the Acquisition, which may be different than those of TransTech’s shareholders generally, by reading the Company’s Current Report on Form 8-K and other relevant documents regarding the Acquisition, which will be filed with the SEC as described above.

FORWARD LOOKING STATEMENTS

This communication may contain statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Those statements include statements regarding the intent and belief or current expectations of TransTech, GHIL or their respective management teams.  These statements may be identified by the use of words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “should,” “seek,” and similar expressions.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. There can be no assurance that the transaction will be completed, nor can there be any assurance, if the transaction is completed, that the potential benefits of combining the companies will be realized.  Important factors that could cause actual results to differ materially from TransTech and GHIL’s expectations include, without limitation, the continued ability of TransTech and GHIL to successfully execute their business plans, demand for the products and services GHIL provides, general economic conditions, geopolitical events and regulatory changes, as well as other relevant risks. TransTech and GHIL undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Contact Information:
TransTech Services Partners Inc. Attn: CFO 445 Fifth Avenue Suite 30H New York, NY 10016 (212) 696-5977 http://www.transtechservicespartners.com